Exhibit 20

World Omni Auto Receivables Trust 2005-A

Monthly Servicer Certificate

May 31, 2005

Aggregate Note Amount
Aggregate Note Amount

Original	800,000,000.00

Note Balance @ 4/30/05	715,902,041.85
Principal distributable amount	24,401,353.91

Note Balance @ 5/31/05	691,500,687.94

Class A-1 Note Amount
Note Amount

Original	168,000,000.00

Note Balance @ 4/30/05	83,902,041.85
Principal distributable amount	24,401,353.91

Note Balance @ 5/31/05	59,500,687.94

Class A-2 Note Amount
Note Amount

Original	190,000,000.00

Note Balance @ 4/30/05	190,000,000.00
Principal distributable amount	—

Note Balance @ 5/31/05	190,000,000.00

Class A-3 Note Amount
Note Amount

Original	252,000,000.00

Note Balance @ 4/30/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 5/31/05	252,000,000.00

Class A-4 Note Amount
Note Amount

Original	157,675,000.00

Note Balance @ 4/30/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 5/31/05	157,675,000.00

Class B Note Amount
Note Amount

Original	32,325,000.00

Note Balance @ 4/30/05	32,325,000.00
Principal distributable amount	—

Note Balance @ 5/31/05	32,325,000.00

Total
Distributable Amounts

Interest Distributable Amount	2,069,609.18
Principal Distributable Amount	24,401,353.91

Total	26,470,963.09

		Class A-1
Distributable Amounts

Interest Distributable Amount		207,331.27
Principal Distributable Amount		24,401,353.91

Total		24,608,685.18

		Class A-2
Distributable Amounts

Interest Distributable Amount		514,583.33
Principal Distributable Amount		0.00

Total		514,583.33

		Class A-3
Distributable Amounts

Interest Distributable Amount		743,400.00
Principal Distributable Amount		0.00

Total		743,400.00

		Class A-4
Distributable Amounts

Interest Distributable Amount		501,932.08
Principal Distributable Amount		0.00

Total		501,932.08

		Class B
Distributable Amounts

Interest Distributable Amount		102,362.50
Principal Distributable Amount		0.00

Total		102,362.50

	Series A-1	Series A-2
Note Factors

5/31/2005	35.4170762%	100.0000000%

	Series A-3	Series A-4
Note Factors

5/31/2005	100.0000000%	100.0000000%

	Series B
Note Factors

5/31/2005	100.0000000%

	$	#
Pool Data

Original Pool Balance	808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05	202,867,922.66	10,428
Pool Balance at 4/30/05	730,561,672.42	41,398
Principal Payments	22,338,829.51	568
Defaulted Receivables	341,905.82	17
Pool Balance at 5/31/05	707,880,937.09	40,813
Overcollateralization Target Amount	21,236,428.11
Recoveries	224,616.89

Weighted Average APR	6.75%
Weighted Average Remaining Term	55.08

	Aggregate Net Losses	Net Loss Ratio
March	30,642.72	0.05%
April	135,602.00	0.22%
May	117,288.93	0.19%

Average Net Loss Ratio		0.15%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ First Priority Principal Distributable Amount	0.00

	Advance	Reserve Fund
Account Balances

Balance as of 4/30/05	45,368.13	12,354,402.19
Balance as of 5/31/05	56,976.10	12,385,135.72
Change	11,607.97	30,733.53
Reserve Fund Requirement		11,969,624.70
Reserve Fund Supplemental Requirement/(Excess)		(415,511.02)

		Total
Distribution per $1,000

Distribution Amount		33.0887039

Interest Distribution Amount		2.5870115
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		30.5016924

		Class A-1
Distribution per $1,000

Distribution Amount		146.4802689

Interest Distribution Amount		1.2341147
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		145.2461542

		Class A-2
Distribution per $1,000

Distribution Amount		2.7083333

Interest Distribution Amount		2.7083333
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

		Class A-3
Distribution per $1,000

Distribution Amount		2.9500000

Interest Distribution Amount		2.9500000
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

		Class A-4
Distribution per $1,000

Distribution Amount		3.1833333

Interest Distribution Amount		3.1833333
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

		Class B
Distribution per $1,000

Distribution Amount		3.1666667

Interest Distribution Amount		3.1666667
Interest Carryover Shortfall		0.0000000

Principal Distribution Amount		0.0000000

		Total
Servicing Fee

Amount of Servicing Fee Paid		608,801.39
Total Unpaid		0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	233	3,471,705.00
Past Due 61-90 days	43	678,048.46
Past Due 91 + days	20	313,036.60

Total	296	4,462,790.06